Exhibit 32.2
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               Commodore Applied Technologies, Inc. & Subsidiaries
                    Certification Of Chief Financial Officer
           Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To
                  Section 906 Of The Sarbanes-Oxley Act Of 2002



In connection with the quarterly report of Commodore Applied Technologies, Inc. (the "Company") on form 10-Q as of and for the three and nine month periods ended September 30, 2005, James DeAngelis hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

         (1) The annual report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the quarterly report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:    November 21, 2005

/s/ James M. DeAngelis
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James M. DeAngelis
Sr. Vice President and Chief Financial Officer